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               GATEWAY ENERGY CORPORATION AND SUBSIDIARIES

          STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

                             EXHIBIT 11


                                                         Quarter Ended August 31,       Six Months Ended August 31,
                                                           1998            1997            1998            1997
                                                        ----------      ----------      ----------      ----------
Weighted average number of common shares
  outstanding                                           14,659,800      14,337,400      14,557,300      14,198,400

  Add shares issuable pursuant to warrant
    agreements less shares assumed repurchased
    at the average market price                             34,500 (1)      23,300 (1)      46,400 (1)      60,700 (1)

  Add shares issuable pursuant to stock options
    less shares assumed repurchased at the
    average market price                                     5,500 (1)       3,000 (1)       8,100 (1)      27,400 (1)

  Add shares issuable from assumed conversion
    of convertible notes                                   624,600 (1)     704,600 (1)     695,500 (1)   1,034,900 (1)
                                                        ----------      ----------      ----------      ----------

Tentative number of shares for computation
  of fully diluted earnings per share                   15,324,400      15,068,300      15,307,300      15,321,400
                                                        ----------      ----------      ----------      ----------
                                                        ----------      ----------      ----------      ----------

Loss applicable to common stock                           (222,700)       (245,500)       (779,200)       (185,100)
  Add back interest expense for convertible
    promissory notes assumed converted                      13,400 (1)      44,100 (1)      36,000 (1)     126,600 (1)
                                                        ----------      ----------      ----------      ----------
Tentative earnings (loss) for computation of
  fully diluted earnings per share                      $ (209,300)     $ (201,400)     $ (743,200)     $  (58,500)
                                                        ----------      ----------      ----------      ----------
                                                        ----------      ----------      ----------      ----------

Basic loss per common share                             $    (0.02)     $    (0.02)     $    (0.05)     $    (0.01)
                                                        ----------      ----------      ----------      ----------
                                                        ----------      ----------      ----------      ----------

Fully diluted loss per common share                     $    (0.02)     $    (0.02)     $    (0.05)     $    (0.01)
                                                        ----------      ----------      ----------      ----------
                                                        ----------      ----------      ----------      ----------

(1) Not used in fully diluted earnings per share calculations as effect would be antidilutive.